UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 18, 2008
(Date of earliest event reported)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

990 Highland Drive, Suite 110-V
Solana Beach, California, 92075
(Address of principal executive offices, zip code)
(858) 720-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 18, 2008, Surge Global Energy, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement, with Oromin Enterprises, Ltd.;  Irie Isle Limited; Cynthia Holdings Ltd. (“Cynthia”); and Chet Idziszek, pursuant to which the Company sold its 17.52% interest in Cynthia, which is the owner of a certain parcel of land in the eastern half of the Cuyana Bason in the Province of Mendoza, Argentina.  In consideration for its sale of interest in Cynthia, the Company received Six Hundred Thousand U.S. Dollars (US$600,000) in cash and the return of One Million (1,000,000) shares of the Company’s stock previously issued for the Company’s purchase of its interest in Cynthia.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

10.1	Purchase and Sale Agreement dated March 18, 2008, by and among Surge Global Energy, Inc.; Oromin Enterprises, Ltd.; Irie Isle Limited; Cynthia Holdings Ltd.; and Chet Idziszek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: March 24, 2008	By:	/s/ E. Jamie Schloss
E. Jamie Schloss,
Chief Executive Officer